EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS FOURTH QUARTER AND TWELVE MONTHS 2015 FINANCIAL RESULTS AND REAFFIRMS 2016 OUTLOOK

GAITHERSBURG, MD, February 25, 2016—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and twelve months ended December 31, 2015.

2015 FINANCIAL HIGHLIGHTS

•	Total revenues: Q4 2015 of $168.1 million, +14% Y/Y; twelve months 2015 of $522.8 million, +16% Y/Y;
•	GAAP net income: Q4 2015 of $33.3 million, or $0.71 per diluted share, +11% Y/Y; twelve months 2015 of $62.9 million, or $1.41 per diluted share, +71% Y/Y;
•	Adjusted net income: Q4 2015 of $37.5 million, or $0.78 per diluted share, +8% Y/Y; twelve months 2015 of $75.6 million, or $1.60 per diluted share, +40% Y/Y;
•	EBITDA: Q4 2015 of $58.5 million, or $1.22 per diluted share, +10% Y/Y; twelve months 2015 of $130.1 million, or $2.75 per diluted share, +41% Y/Y; and
•	Adjusted EBITDA: Q4 2015 of $61.7 million, or $1.28 per diluted share, +7% Y/Y; twelve months 2015 of $137.4 million, or $2.91 per diluted share, +30% Y/Y.
2016 FORECAST:
•	Full Year: revenue of $600 to $630 million; GAAP net income of $75 to $85 million, non-GAAP adjusted net income of $90 to $100 million, and EBITDA of $150 to $160 million
•	1Q 2016: revenue of $105 to $120 million

"Our strong fourth quarter in 2015 continued our history of growth over the last three years both financially and operationally. Since 2012, we nearly doubled our revenues to over $520 million, achieved a net income CAGR of 38% and expanded our portfolio to nine products," said Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions. "2016 will bring a renewed focus on addressing public health threats as we spin off Aptevo Therapeutics, our biosciences business, and enter our next phase of growth. We will continue to establish ourselves as a market leader with a global impact and work to achieve our vision of protecting and enhancing 50 million lives by 2025."

2015 BUSINESS ACCOMPLISHMENTS

•	Announced plan to implement tax-free spin-off of Aptevo Therapeutics (the Company's Biosciences business) into a separate, publicly traded company, targeted for mid-2016;
•	Launched a new platform technology, Emergard™, the Company's military-grade auto-injector device for chemical threats being sold in international markets;
•	Received three approvals from the U.S. Food and Drug Administration (FDA):
o	Expansion of the BioThrax® (Anthrax Vaccine Adsorbed) label to include post-exposure prophylaxis (PEP) against anthrax disease; the first vaccine to be licensed using the FDA Animal Rule,
o	IXINITY®, a recombinant factor IX treatment for Hemophilia B, and
o	Anthrasil™, an immune globulin for the treatment for inhalational anthrax.

•	Secured over $95 million in new multi-year contract and grant funding, including the following:
o
$20 million in multiple contracts with BARDA to manufacture Ebola monoclonal antibodies, including the Company's first awarded task order under the Center for Innovation in Advanced Development and Manufacturing program,

o	A $44 million CDC contract to further supply the strategic national stockpile with the Company's Vaccinia Immune Globulin product, and
o	A $31 million BARDA contract for the advanced development of NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant), the Company's next generation anthrax vaccine candidate.
•
Initiated a Phase 1 clinical trial for MOR209/ES414, an immunotherapeutic protein built on our ADAPTIR™ platform technology and targeting prostate cancer, which is being developed in collaboration with MorphoSys AG; and

•	Continued progress towards achieving licensure of Building 55.

2015 FINANCIAL PERFORMANCE

(I) Quarter Ended December 31, 2015 (unaudited)

Revenues

Product Sales
For Q4 2015, product sales were $132.6 million, an increase of 17% as compared to 2014. The increase primarily reflects increased sales of BioThrax during the quarter.

	Three Months Ended December 31,
(in millions)	2015	2014	% Change
Product Sales
BioThrax®	$111.9	$87.9	27%
Other biodefense	12.5	14.5	(13)%
Total Biodefense	$124.4	$102.3	22%

Total Biosciences	$8.2	11.0	(25)%
Total Product Sales	$132.6	$113.4	17%

Contract Manufacturing
For Q4 2015, revenue from the Company's contract manufacturing operations was $10.5 million, an increase of 10% as compared to 2014. The increase was primarily due to the timing of fill/finish services to third parties.

Contracts, Grants and Collaborations
For Q4 2015, contracts, grants and collaborations revenue was $24.9 million, unchanged as compared to 2014.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q4 2015, cost of product sales and contract manufacturing was $39.8 million, an increase of 22% as compared to 2014. The increase was primarily attributable to increased sales of BioThrax to the CDC.

Research and Development
For Q4 2015, gross research and development (R&D) expenses were $32.5 million, a decrease of 17% as compared to 2014. The decrease primarily reflects lower contract service costs associated with product candidates and technology platform development activities associated with the Biosciences division.

For Q4 2015, net R&D expenses were $7.6 million, a decrease of 46% as compared to 2014, reflecting a decrease in unfunded development spending in our Biosciences division, including spending on IXINITY, a product that we launched in Q2 2015. Net R&D expenses, which are more representative of the Company's actual out-of-pocket investment in product development, are calculated as gross research and development expenses less contracts, grants and collaboration revenues.

	Three Months Ended December 31,
(in millions)	2015	2014	% Change
Research and Development Expenses (Gross)	$32.5	$39.0	(17)%
Adjustments:
Contracts, grants and collaborations revenues	24.9	25.0	N/	A
Net Research and Development Expenses	$7.6	$14.0	(46)%

Selling, General and Administrative
For Q4 2015, selling, general and administrative expenses were $46.0 million, an increase of 44% as compared to 2014. The increase was primarily attributable to a one-time $3.5 million reserve for potential write-off of accounts receivable within the Biosciences segment, a charge to write-off certain obsolete fixed assets, and increased information technology costs associated with the implementation of a new ERP system, as well as costs associated with the spin-off of Aptevo Therapeutics and professional services to support the Company's strategic growth initiatives.

Net Income
For Q4 2015, GAAP net income was $33.3 million, an increase of 11% as compared to 2014. For Q4 2015 and 2014, GAAP net income per diluted share is computed using the if-converted method. This method requires GAAP net income to be adjusted to reflect the impact of interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. As a result, GAAP net income per diluted share for Q4 2015 is adjusted in the amount of $0.9 million, from $33.3 million to $34.2 million, and diluted shares outstanding were 48.1 million. GAAP net income per diluted share for Q4 2014 is adjusted in the amount of $0.6 million, from $30.1 million to $30.7 million, and diluted shares outstanding were 46.4 million.

(II) Twelve Months Ended December 31, 2015 (unaudited)

Revenues

Product Sales
For the twelve months of 2015, product sales were $356.9 million, an increase of 14% as compared to 2014. The increase primarily reflects increased sales of BioThrax in 2015.

	Twelve Months Ended December 31,
(in millions)	2015	2014	% Change
Product Sales
BioThrax®	$293.9	$245.9	20%
Other biodefense	35.0	35.9	(3)%
Total Biodefense	$328.9	$281.8	17%

Total Biosciences	$28.0	$30.1	(7)%
Total Product Sales	$356.9	$311.9	14%

Contract Manufacturing
For the twelve months of 2015, revenue from the Company's contract manufacturing operations was $43.0 million, an increase of 39% as compared to 2014. The increase was primarily due to a full year of revenues from the Company's fill/finish facility in Baltimore, plasma based manufacturing from the Company's Winnipeg facility and contract manufacturing services related to the production of an MVA Ebola vaccine candidate.

Contracts, Grants and Collaborations
For the twelve months of 2015, contracts, grants and collaborations revenue was $122.9 million, an increase of 15% as compared to 2014. The increase was primarily due to development funding for Anthrasil and for our CIADM program.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the twelve months of 2015, cost of product sales and contract manufacturing was $124.3 million, an increase of 5% as compared 2014. The increase was primarily attributable to the increase in the number of BioThrax doses delivered to the CDC.

Research and Development
For the twelve months of 2015, gross R&D expenses were $154.0 million, an increase of 2% as compared to 2014. The increase was primarily attributable to higher contract service costs for product candidates and manufacturing development in the Biodefense segment.

Net R&D expenses for the twelve months of 2015 were $31.1 million, a decrease of 29% as compared to 2014, reflecting a decrease in unfunded development spending in our Biosciences division, including spending on IXINITY.

	Twelve Months Ended December 31,
(in millions)	2015	2014	% Change
Research and Development Expenses (Gross)	$154.0	$150.8	2%
Adjustments:
Contracts, grants and collaboration revenues	122.9	107.3	15%
Net Research and Development Expenses	$31.1	$43.5	(29)%

Selling, General and Administrative
For the twelve months of 2015, selling, general and administrative expenses were $148.5 million, an increase of 21% as compared to 2014. The increase was primarily attributable to additional post-acquisition selling, general and administrative costs largely associated with the operations acquired in Q1 2014, including IXINITY launch costs, as well as costs associated with the spin-off of Aptevo Therapeutics and costs associated with professional services to support the Company's strategic growth initiatives.

Net Income
For the twelve months of 2015, GAAP net income was $62.9 million, an increase of 71% as compared to 2014. For the twelve months of 2015 and 2014, GAAP net income per diluted share is computed using the if-converted method. This method requires GAAP net income to be adjusted to reflect the impact of interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. As a result, GAAP net income per diluted share for the twelve months of 2015 is adjusted in the amount of $3.9 million, from $62.9 million to $66.8 million, and diluted shares outstanding were 47.3 million. GAAP net income per diluted share for the twelve months of 2014 is adjusted in the amount of $3.6 million, from $36.7 million to $40.3 million, and diluted shares outstanding were 45.8 million.

2016 FINANCIAL OUTLOOK

(I) Full Year 2016

For the full year of 2016, the Company reaffirms its forecast for total revenues of $600 to $630 million, driven by growth in BioThrax sales of $305 to $320 million, continued domestic and international sales of the other Biodefense division products, and continued robust development funding through contracts and grants revenues. The Company also forecasts full year 2016 GAAP net income of $75 to $85 million, non-GAAP adjusted net income of $90 to $100 million, and EBITDA of $150 to $160 million (see "Reconciliation of GAAP Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table). The Company's outlook for 2016 includes the impact of a successful spin-off of Aptevo Therapeutics in mid-2016 and continuous delivery of BioThrax to the CDC under an anticipated follow-on, multiyear procurement contract, but does not include any estimates for BioThrax deliveries from Building 55, the Company's large scale BioThrax manufacturing facility, or any estimates for potential new corporate development or other M&A transactions.

(II) Q1 2016

For the first quarter of 2016, the Company reaffirms its forecast for total revenues of $105 to $120 million.

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME, EBITDA AND ADJUSTED EBITDA

This press release contains three financial measures (Adjusted Net Income, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and adjusted EBITDA) that are considered "non-GAAP" financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of GAAP Net Income to Adjusted Net Income

	Three Months Ended December 31,
(in millions, except per share value)	2015	2014	Source
GAAP Net Income	$33.3	$30.1	NA
Adjustments:
Spin-off and acquisition-related costs (transaction & integration)	2.0	0.6	SG&A
Non-cash amortization charges	2.7	2.3	COGS, SG&A, Other Income
Impact of purchase accounting on inventory step-up	--	1.0	COGS
Restructuring activities	1.2	2.6	SG&A
Tax effect	(1.8)	(2.0)	NA
Total Adjustments	4.2	4.5	NA
Adjusted Net Income Adjusted Net Income per Diluted Share	$37.5 $0.78	$34.6 $0.75	NA

	Twelve Months Ended December 31,
(in millions, except per share value)	2015	2014	Source
GAAP Net Income	$62.9	$36.7	NA
Adjustments:
Spin-off and acquisition-related costs (transaction & integration)	5.5	8.1	SG&A
Non-cash amortization charges	10.8	9.5	COGS, SG&A, Other Income
Write-off of syndicated loans	--	1.8	Other Income
Impact of purchase accounting on inventory step-up	0.6	3.0	COGS
Restructuring activities	1.2	2.6	SG&A
Tax effect	(5.4)	(7.5)	NA
Total Adjustments	12.7	17.5	NA
Adjusted Net Income Adjusted Net Income per Diluted Share	$75.6 $1.60	$54.2 $1.18	NA

Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,
(in millions, except per share value)	2015	2014
GAAP Net Income	$33.3	$30.1
Adjustments:
+ Depreciation & Amortization	9.1	7.8
+ Provision For Income Taxes	14.5	14.2
+ Total Interest Expense	1.6	1.2
Total Adjustments	25.2	23.2
EBITDA EBITDA per Diluted Share	$58.5 $1.22	$53.3 $1.15
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	2.0	0.6
+ Impact of purchase accounting on inventory step-up	--	1.0
+ Restructuring activities	1.2	2.6
Total Additional Adjustments	3.2	4.2
Adjusted EBITDA Adjusted EBITDA per Diluted Share	$61.7 $1.28	$57.5 $1.24

	Twelve Months Ended December 31,
(in millions, except per share value)	2015	2014
GAAP Net Income	$62.9	$36.7
Adjustments:
+ Depreciation & Amortization	33.8	31.0
+ Provision Income Taxes	26.9	16.3
+ Total Interest Expense	6.5	8.2
Total Adjustments	67.2	55.5
EBITDA EBITDA per Diluted Share	$130.1 $2.75	$92.2 $2.01
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	5.5	8.1
+ Impact of purchase accounting on inventory step-up	0.6	3.0
+ Restructuring activities	1.2	2.6
Total Additional Adjustments	7.3	13.7
Adjusted EBITDA Adjusted EBITDA per Diluted Share	$137.4 $2.91	$105.9 $2.31

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 5:00 pm (Eastern Time) today, February 25, 2016, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website.

Live Teleconference Information: Dial in number: (855) 766-6521 International dial in: (262) 912-6157 Passcode: 46021005	Live Webcast Information: Visit www.emergentbiosolutions.com and select the "Investors" section

Pre-registering for the live call will expedite access and minimize hold times. You will be issued a passcode to bypass the operator and connect directly. To pre-register for the call, visit the following website: http://edge.media-server.com/m/p/9j5eeynk.

A replay of the call can be accessed on Emergent's website www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.

Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. We also develop and commercialize therapeutics and other specialty products for hospitals and clinics in the areas of hematology/oncology, transplantation, infectious diseases and autoimmune disorders. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, the planned spin-off of our biosciences business, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including whether the planned spin-off of the biosciences business is completed, as expected or at all, and the timing of any such spin-off; whether the conditions to the spin-off can be satisfied; whether the operational, marketing and strategic benefits of the spin-off can be achieved; whether the costs and expenses of the spin-off can be controlled within expectations; appropriations for BioThrax procurement; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into and maintain selective collaboration arrangements; the timing of and our ability to achieve milestones in out-license and collaboration contracts; our ability to expand our manufacturing facilities and capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Lintott Senior Vice President, Global Public Affairs (o) 240/631-3394 schmittt@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$312,795	$280,499
Accounts receivable, net	120,767	58,834
Inventories	76,936	65,674
Deferred taxes, current portion, net	-	1,710
Income tax receivable, net	6,573	1,357
Prepaid expenses and other current assets	21,541	24,101
Total current assets	538,612	432,175
Property, plant and equipment, net	331,856	313,979
In-process research and development	42,501	60,628
Intangible assets, net	57,375	58,344
Goodwill	54,902	52,585
Deferred tax assets, long-term, net	11,286	12,764
Other assets	7,060	8,216
Total assets	$1,043,592	$938,691
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,966	$40,930
Accrued expenses and other current liabilities	6,229	6,274
Accrued compensation	34,683	31,654
Contingent consideration, current portion	2,553	6,487
Provisions for chargebacks	2,238	2,246
Deferred revenue, current portion	7,942	5,345
Total current liabilities	99,611	92,936
Contingent consideration, net of current portion	23,046	34,599
Long-term indebtedness	253,000	251,000
Deferred revenue, net of current portion	6,590	5,713
Other liabilities	1,328	1,242
Total liabilities	383,575	385,490
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both December 31, 2015 and December 31, 2014	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,829,408 shares issued and 39,406,578 shares outstanding at December 31, 2015; 38,129,872 shares issued and 37,709,683 shares outstanding at December 31, 2014	40	38
Treasury stock, at cost, 422,830 and 420,189 common shares at December 31, 2015 and December 31, 2014, respectively	(6,420)	(6,320)
Additional paid-in capital	317,971	274,222
Accumulated other comprehensive loss	(2,713)	(3,008)
Retained earnings	351,139	288,269
Total stockholders' equity	660,017	553,201
Total liabilities and stockholders' equity	$1,043,592	$938,691

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2015	2014
	(Unaudited)
Revenues:
Product sales	$132,649	$113,388
Contract manufacturing	10,525	9,598
Contracts, grants and collaborations	24,930	24,989
Total revenues	168,104	147,975

Operating expense:
Cost of product sales and contract manufacturing	39,770	32,485
Research and development	32,486	38,965
Selling, general and administrative	45,956	31,905
Income from operations	49,892	44,620

Other income (expense):
Interest income	113	190
Interest expense	(1,600)	(1,174)
Other income (expense), net	(524)	672
Total other expense, net	(2,011)	(312)

Income before provision for income taxes	47,881	44,308
Provision for income taxes	14,534	14,192
Net income	$33,347	$30,116

Net income per share - basic	$0.85	$0.80
Net income per share - diluted	$0.71	$0.66

Weighted-average number of shares - basic	39,105,197	37,592,770
Weighted-average number of shares - diluted	48,143,431	46,391,351

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Twelve Months Ended December 31,
	2015	2014

Revenues:
Product sales	$356,916	$311,881
Contract manufacturing	42,968	30,944
Contracts, grants and collaborations	122,905	107,313
Total revenues	522,789	450,138

Operating expense:
Cost of product sales and contract manufacturing	124,295	118,412
Research and development	153,997	150,829
Selling, general and administrative	148,458	122,841
Income from operations	96,039	58,056

Other income (expense):
Interest income	572	320
Interest expense	(6,523)	(8,240)
Other income (expense), net	(319)	2,926
Total other expense, net	(6,270)	(4,994)

Income before provision for income taxes	89,769	53,062
Provision for income taxes	26,899	16,321
Net income	$62,870	$36,741

Net income per share - basic	$1.63	$0.98
Net income per share - diluted	$1.41	$0.88

Weighted-average number of shares - basic	38,595,435	37,344,891
Weighted-average number of shares - diluted	47,255,842	45,802,807

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:

Net income	$62,870	$36,741
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	15,848	12,829
Depreciation and amortization	35,335	32,453
Deferred income taxes	3,464	16,493
Change in fair value of contingent consideration	(10,599)	3,133
Write off of debt issuance costs	-	1,831
Impairment of in-process research and development	9,827	-
Impairment of long-lived assets	1,147	-
Bad debt expense	3,481	-
Excess tax benefits from stock-based compensation	(11,281)	(5,987)
Other	271	1,284
Changes in operating assets and liabilities:
Accounts receivable	(64,351)	21,405
Inventories	(11,262)	4,229
Income taxes	(3,550)	(4,711)
Prepaid expenses and other assets	2,319	(8,472)
Accounts payable	4,749	(9,279)
Accrued expenses and other liabilities	45	2,685
Accrued compensation	2,680	4,539
Provision for chargebacks	(8)	299
Deferred revenue	3,474	2,846
Net cash provided by operating activities	44,459	112,318
Cash flows from investing activities:
Purchases of property, plant and equipment	(44,812)	(30,673)
Acquisitions, net of acquired cash	(650)	(179,379)
Net cash used in investing activities	(45,462)	(210,052)
Cash flows from financing activities:
Proceeds from convertible debenture, net of bank fees	-	241,588
Proceeds from long-term debt obligations	2,000	1,000
Issuance of common stock upon exercise of stock options	25,961	14,078
Excess tax benefits from stock-based compensation	11,281	5,987
Principal payments on long-term indebtedness	-	(62,000)
Contingent obligation payments	(5,693)	(1,579)
Purchase of treasury stock	(100)	(200)
Net cash provided by financing activities	33,449	198,874

Effect of exchange rate changes on cash and cash equivalents	(150)	21

Net increase in cash and cash equivalents	32,296	101,161
Cash and cash equivalents at beginning of period	280,499	179,338
Cash and cash equivalents at end of period	$312,795	$280,499